Exhibit 23.1



                      Consent of Independent Auditors


As independent public accounts, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 14, 1996 incorporated by reference in Dynamics Research Corporation's Form 10-K for the year ended December 30, 1995 and to all references to our firm included in this registration statement on Form S-8.

                                   /s/ Arthur Andersen LLP
                                   Arthur Andersen LLP

Boston, Massachusetts
April 24, 1996


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